UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 13, 2016	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on February 23, 2016, Comtech Telecommunications Corp., a Delaware corporation (“Comtech”) completed its acquisition of TeleCommunication Systems, Inc., a Maryland corporation (“TCS”). This current report is being filed by Comtech to provide an unaudited pro forma condensed combined statement of operations for the nine months ended April 30, 2016 and an updated unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2015 giving effect to Comtech's acquisition of TCS.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Attached as Exhibit 99.1, and incorporated by reference herein, is unaudited pro forma condensed combined financial information for the nine months ended April 30, 2016 and for the fiscal year ended July 31, 2015, which have been prepared to give effect to the acquisition of TCS. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what Comtech’s actual result of operations would have been if the acquisition of TCS had occurred on the dates indicated, nor are they necessarily indicative of our future operating results.

(d)	Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Statements of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: June 13, 2016

	By:	/s/ Michael D. Porcelain
		Name:	Michael D. Porcelain
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Statements of Operations